SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
  December 11, 2001

  HOMESIDE LENDING, INC.
(Exact name of registrant as specified in its charter)

Florida	1-12979	59-2725415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  7301 Baymeadows Way, Jacksonville, FL 32256
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code:   (904) 281-3000

Item 5.	Other Events

             Attached are copies of two press releases issued by National Australia Bank, HomeSide Lending's parent, regarding the execution and delivery of an agreement between HomeSide and Washington Mutual Bank, FA for the acquisition of HomeSide's operating assets by Washington Mutual. In addition, pursuant to an additional agreement between the parties, Washington Mutual will subservice HomeSide's mortgage servicing portfolio.

Item 7.	Exhibits

             The following exhibits are filed herewith:

99.1	Joint Press Release of National Australia Bank and Washington Mutual, Inc. dated December 11, 2001 with respect to the foregoing.

99.2	Press Release of National Australia Bank dated December 12, 2001 with respect to the foregoing.

99.3	At-A-Glance summary sheet of the financial terms of the transactions between the parties.

SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HomeSide Lending, Inc.
By:

	Name: Title:	Joseph J. Whiteside Chairman and Chief Executive Officer

Date: December 11, 2001